Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Dividend Advantage Municipal Fund
33-76461, 811-09297

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a
 new
investment
management
 agreement

 Common and
MuniPreferred
 shares voting
 together as a
 class

  MuniPreferred
 shares voting
 together as a
class



   For

           21,124,422

                          -
   Against

                850,622

                          -
   Abstain

                703,968

                          -
   Broker
Non-Votes

             6,543,436

                          -
      Total

           29,222,448

                          -
To ratify the
 selection of
Ernst &
Young LLP
as the
independent
registered
public
accounting
firm for the
current fiscal
 year


   For

           28,346,168
                     -
   Against

                390,998

                          -
   Abstain

                485,282

                          -
      Total

           29,222,448

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 018714.